CONSULTING SERVICES AGREEMENT
        THIS CONSULTING SERVICES AGREEMENT (this "Agreement") is made and entered into effective as of June 8, 2020 (the “Effective Date”), by and between Victor L. Lund ("Consultant"), and Teradata Corporation and its affiliates ("Teradata" or the “Company”). Consultant and Teradata are referred to herein as the “Parties”.
        WHEREAS, Consultant was appointed Interim President and Chief Executive Officer (“CEO”) of Teradata on November 5, 2019, and served as Executive Chairman of the Board of the Company and its President and CEO prior to such time, and accordingly has deep knowledge and executive expertise concerning the business and strategy of Teradata;
        WHEREAS, on May 5, 2020, the Board of Directors of Teradata (“Board”) appointed a new President and CEO as of the Effective Date, and in connection with such appointment, at the Board’s request, Consultant agreed to resign as an employee and step down as Interim President and CEO and a director of the Board as of the Effective Date;
        WHEREAS, the Company can benefit from Consultant’s considerable executive management experience and expertise and familiarity with Teradata’s business and strategy; and
        WHEREAS, in connection with the transition to a new CEO, the Company desires to retain Consultant to provide certain executive management consulting services through the completion of the current fiscal year, and Consultant has agreed to perform such services, in accordance with the terms, and subject to the conditions, of this Agreement.
        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:
        1.  Engagement. Teradata hereby engages Consultant, and Consultant agrees to provide, certain executive management consulting services, in accordance with the terms, and subject to the conditions, of this Agreement.
2.  Consulting Period. During the period commencing on the Effective Date and ending on December 31, 2020, unless terminated prior thereto pursuant to this Section 2 or Section 10 herein (the "Consulting Period"), Consultant shall, at Teradata's request, provide consulting services to Teradata, as set forth in Section 3 below. The Consulting Period automatically terminates upon the death of Consultant or the incurrence of a disability that prevents the Consultant from providing the consulting services sought by Teradata.
        3.  Services To Be Provided. Consultant shall consult with and advise the Chief Executive Officer of the Company, with respect to the matters set forth on Exhibit A (the “Consulting Services”). Consultant will make reasonable efforts to be available to provide the Consulting Services upon reasonable advance notice as requested.
        4.  Non-Exclusive Relationship. The Consulting Services being provided by Consultant are on a non-exclusive basis, and Consultant shall be entitled to perform or engage in any activity not prohibited by or otherwise inconsistent with this Agreement or in violation of the Company’s policies including, without limitation, its conflict of interest policy, so long as such activities (individually or in the aggregate) do not significantly interfere with the performance of Consultant’s responsibilities as set forth in Section 3 of this Agreement. Moreover, Teradata shall be permitted to engage any other individual or firm as a consultant or other advisor during the Consulting Period.
        5.  Compensation. During the Consulting Period, Teradata shall pay Consultant a fee equal to $83,333.33 per month for Consulting Services to be performed by Consultant (the "Consulting Fee"). Teradata shall pay Consultant the Consulting Fee for such services in advance on a monthly basis.
        6.  Performance of Services. Consultant shall make himself available (by telephone or otherwise) at reasonable times during normal business hours and on reasonable notice to provide the Consulting Services. Any business-related travel will be reimbursed as a Company business expense. Such expenses include the cost of airfare, lodging, and a rental car or ride services. Travel expenses will be reimbursed upon receipt, in accordance with the Company’s Travel and Expense Policy. Specific access by the Consultant to network applications utilized by Teradata will be agreed upon on a case-by-case basis.
7.  Duties of Consultant. Subject to Section 3 and Section 9 of this Agreement, Consultant shall (a) dedicate such time commitment to the Consulting Services as is reasonably necessary to perform such Consulting Services, (b) comply with all applicable federal, state and municipal laws and regulations required to enable Consultant to render to Teradata the Consulting Services called for herein; and (c) upon termination of the Consulting Period, return to Teradata any Teradata property in Consultant's possession.
        8.  Independent Consultant Status. In performing the Consulting Services herein, Teradata and Consultant agree that Consultant shall at all times be acting solely as an independent contractor and not as an employee of Teradata. The Parties acknowledge that Consultant was, prior to the Effective Date, an employee of Teradata, serving as Interim President and Chief Executive Officer, but that such employment relationship has terminated in a manner that constitutes a "separation from service" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Teradata and Consultant agree that Consultant will not be an employee of Teradata during the Consulting Period in any matter under any circumstances or for any purposes whatsoever, and that Consultant and not Teradata shall have the authority to direct and control Consultant's performance of his activities hereunder. Throughout the Consulting Period, the Company shall retain all authority and control over the business, policies, operations and assets of the Company and its affiliates. The Company does not, by virtue of the Agreement, delegate to Consultant any of the powers, duties or responsibilities vested in the Company or its affiliates by law or under the organizational documents of the Company or its affiliates. As an independent contractor, Consultant is not eligible for and will not be provided any benefits that the Company provides to its employees, including without limitation any severance, pension, retirement, health or welfare, or any kind of insurance benefits, including workers compensation insurance. Teradata shall not pay, on the
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account of Consultant, any unemployment tax or other taxes, required under the law to be paid with respect to employees; nor shall Teradata withhold any monies from the fees of Consultant for income tax purposes. Consultant and Teradata hereby agree and acknowledge that this Agreement does not impose any obligation on Teradata to offer employment to Consultant at any time. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between Teradata and Consultant, nor to authorize either party to act as general or special agent of the other party in any respect.
        9. Confidentiality.
         (a) Confidentiality. Consultant acknowledges that the information, observations and data obtained by Consultant while employed by Teradata and while providing the Consulting Services pursuant to this Agreement, including all information about Teradata’s business, operations and prospects, whether in written or oral or other intangible form, shall be treated as confidential, unless such information (i) is, or becomes, publicly known, through publication, inspection of a product, or otherwise, and through no unlawful act of Consultant; (ii) is received by Consultant from a third party without similar restriction as to non-disclosure and without breach of this Agreement; (iii) is specifically approved for release by written authorization of Teradata; or (iv) is disclosed by Consultant upon receipt of a legal opinion from counsel that such disclosure is required pursuant to the lawful requirement or request of a governmental agency or disclosure is otherwise required by operation of law (but only after Consultant has provided Teradata with prior written notice, reasonable assistance and the opportunity to contest such court order). Upon termination of this Agreement, Consultant shall destroy or return all confidential information to Teradata, and all confidential information Consultant has received or learned shall continue to be subject to the same confidentiality requirements set forth above. Notwithstanding anything to the contrary herein, Consultant will be permitted to retain his Company-issued mobile phone and iPad following the termination of this Agreement provided that any confidential information is removed from such devises. The obligations in this paragraph will survive the termination of this Agreement.
         (b) Securities Laws. Consultant acknowledges that it is aware that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating this information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and that Consultant will not trade in Teradata stock while in possession of such information regarding Teradata. Consultant further acknowledges that Consultant has received a copy of the Teradata Insider Trading Policy and will abide by such policy during the term of this Agreement.
         (c) Protected Activity. Nothing contained in this Agreement, or any other agreement, policy, practice, procedure, directive or instruction maintained by Teradata shall prohibit Consultant from reporting possible violations of federal, state or local laws or regulations to any federal, state or local governmental agency or commission (a “Government Agency”) or from making other disclosures that are protected under the whistleblower provisions of federal, state or local laws or regulations. Consultant does not need prior authorization of any
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kind to make any such reports or disclosures to any Government Agency and Consultant is not required to notify Teradata that Consultant has made such reports or disclosures. Nothing in this Agreement limits any right Consultant may have to receive a whistleblower award or bounty for information provided to any Government Agency. Consultant hereby acknowledges that Teradata has informed Consultant, in accordance with 18 U.S.C. § 1833(b), that Consultant may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret where the disclosure: (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
        10.  Termination of Consulting Services. Consultant may terminate this Agreement at any time and for any reason by providing at least thirty (30) days prior written notice to the Company in accordance with Section 11(h) below. The Company may terminate this Agreement for Cause (as defined below) by provided at least thirty (30) days prior written notice to Consultant. For purposes of this Agreement, “Cause” shall mean (a) conviction for committing a felony under federal law or the law of the state in which such action occurred, (b) dishonesty in the course of fulfilling the Consultant’s obligations hereunder, (c) failure to perform substantially such obligations in any material respect, or (d) a material violation of the Company’s ethics and compliance program. In the event of such termination, Consultant shall be entitled to receive all earned but unpaid Consulting Fees and shall have no further rights to payment of any consulting fees or other compensation hereunder.
        11.  Miscellaneous.
         (a)  Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous negotiations, arrangements, agreements, understandings, representations and statements, whether oral or written, with respect to that agreement.
         (b)  Amendments. No provision of this Agreement may be amended, modified or waived except by a written instrument signed by each of the Parties hereto (or, in the case of a waiver, by the party against whom enforcement of the waiver is sought).
         (c)  Successors. This Agreement is personal to Consultant and without the prior written consent of Teradata shall not be assignable by Consultant other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Consultant’s legal representatives. This Agreement shall inure to the benefit of and be binding upon Teradata and its respective successors and assigns. Except as provided in the next sentence, Teradata may not assign this Agreement or delegate any of its obligations hereunder without the prior written consent of Consultant.
         (d)  Choice of Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the California but excluding its conflict of law provisions that would require the application of the laws of any other state; however, the Federal Arbitration Act will govern all issues of arbitrability.
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         (e)  Effect of Waivers and Consents. No waiver of any default or breach by any party hereto shall be implied from any omission by a party to take any action on account of such default or breach if such default or breach persists or is repeated and no express waiver shall affect any default or breach other than the default or breach specified in the express waiver, and that only for the time and to the extent therein stated. One or more waivers of any covenant, term or condition of this Agreement by a party shall not be construed to be a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by any party shall not be deemed to waive or render unnecessary the consent to or approval of said party of any subsequent or similar acts by a party.
         (f)  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument.
         (g)  Severability. In construing this Agreement, if any portion of this Agreement shall be found to be invalid or unenforceable, the remaining terms and provisions of this Agreement shall be given effect to the maximum extent permitted without considering the void, invalid or unenforceable provision.
         (h)  Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, addressed as follows:
If to Consultant: at Consultant's most recent address on the records of Teradata;
If to Teradata: 17095 Via Del Campo,
San Diego, CA 92127
Attn: General Counsel/Legal Notices
Email: Law.notices@teradata.com

or to such other address as a party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
        (i)  Section 409A of the Code. The intent of the Parties is that payments under this Agreement comply with Section 409A of the Code or are exempt therefrom and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.
(Signatures are on the following page)
 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

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             TERADATA CORPORATION

             ____________________________________
              By:
              Title:
                   CONSULTANT

             ____________________________________
        Victor L. Lund

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EXHBIT A
Consulting Services
Consultant shall consult with and advise the Chief Executive Officer of the Company with respect to the following matters:
•Strategy;
•Business development;
•Corporate governance;
•Go-to-market and customer activities;
•Product development and product management;
•Product marketing;
•Management and operational matters; and
•Investor relations.

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